Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-292764 and 333-290744) and S-8 (No. 333-286446) of American Rebel Holdings, Inc. (the Company) of our report dated March 31, 2026, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ GBQ Partners LLC

Columbus, Ohio

March 31, 2026